Exhibit 10.1

AMENDMENT TO

AMENDMENT, MODIFICATION, AND SUPPLEMENT TO

SECURITIES PURCHASE AMENDMENT

Dated April 8, 2015

The undersigned parties hereby amend that certain Amendment, Modification and Supplement to the Securities Purchase Agreement (the “Amendment”), dated as of March 24, 2015 by and among Medbox, Inc., a Nevada corporation (the “Company”) and Redwood Management, LLC (also acting on behalf of Redwood Fund III Ltd., Redwood Fund II LLC and RDW Capital, LLC) (the “Purchaser”) as of the date hereof as follows:

1.	The number that appears in section 2.1(c) of the Amendment shall be amended to be $450,000, in both places where it appears in Section 2.1(c).

2.	The number that appears in the introduction of Section 2.1 of the Amendment shall be amended to be $3,150,000.

Furthermore, the parties agree and acknowledge that on or about March 13, 16 and 20, 2015, an additional tranche in the aggregate Principal Amount of $150,000 was closed and is be deemed to be a separate, “Modified Closing” under the Amendment.

All other figures, terms and conditions in the Amendment shall remain unchanged.

This amendment may be executed in counterpart, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party.

MEDBOX, INC.

By:
Name:	Doug Mitchell
Title:	Chief Financial Officer

REDWOOD MANAGEMENT, LLC (on behalf of itself and Redwood Fund III Ltd., Redwood Fund II LLC and RDW Capital, LLC)

By:
Name:	John DeNobile
Title:	Manager